                                                    ----------------------------
                                                            OMB APPROVAL
                                                    OMB Number: 3235-0418
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                                                    hours per response.....148.0
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (AMENDMENT NO. ___)

                                  Abalone, Inc.
                 (Name of small business issuer in its charter)

          New York                          8748                   22-3919975
   State of jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization    Classification Code Number)   Identification No.)

Executive Office Suites, Attn: Abalone, Inc. 230 Park Ave., Suite 648, New York,
                          NY, 10169 Ph. (212) 286-1100
          (Address and telephone number of principal executive offices)

                                    As above
          (Address of principal place of business or intended principal place of business)

        William Schmocker 230 Park Avenue - Suite 648, New York, NY 10169
                                Ph.(212)286-1100
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public AS SOON AS PRACTICAL AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

   Title of each        Dollar     Proposed maximum   Proposed maximum
class of securities  Amount to be   offering price   aggregate offering       Amount of
  to be registered    registered       per unit             price         registration fee
-------------------  ------------  ----------------  ------------------   ----------------
Common Stock,
$.0001 par value      $10,000,000       $10.00             $10,000,000          $1070.00

          Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SEC 2335 (11-03)

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York State of New York on February 6, 2006.

(Registrant)   Abalone, Inc.
             -------------------------------------------------------------------


By (Signatures and Title)  /s/ Harry Abrams       /s/ William Schmocker
                          ------------------------------------------------------
                           Harry Abrams             William Schmocker
                             President                Vice President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


(Signature) /s/ Harry Abrams            /s/ William Schmocker
            -------------------------   ----------------------------------------
            Harry Abrams                William Schmocker
(Title)     President                   Vice President
(Date)      February 6, 2006            February 6, 2006

                              CROSS REFERENCE SHEET

  Showing Location in Prospectus of Information Required by Items 1 through 23,
         Part I of Form SB-2, Pursuant to Item 501(b) of Regulation S-K

Registration Statement - Item Number and Caption                    Prospectus Caption
------------------------------------------------                    ------------------
1.   Front of Registration Statement and Outside Front Cover of     Forepart of the Registration Statement; Outside Front Cover
     Prospectus                                                     Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of Prospectus        Inside Front and Outside Back Cover Pages of Prospectus

3.   Summary Information and Risk Factors                           Prospectus Summary;  Risk Factors

4.   Use of Proceeds                                                Use of Proceeds

5.   Determination of Offering Price                                Cover Page of Prospectus; Determination of Offering Price

6.   Dilution                                                       Dilution

7.   Selling Security Holders                                       Not Applicable

8.   Plan of Distribution                                           Cover Page of Prospectus; Issuance; Subscription information;
                                                                    Part II Item 25

9.   Legal Proceedings                                              Litigation; Legal Matters

10.  Directors, Executive Officers, Promoters and Control Persons   Management

11.  Security Ownership of Certain Beneficial Owners and            Principal Stockholders
     Management

12.  Description of Securities                                      Description of Securities

13.  Interest of Named Experts and Counsel                          Legal Matters; Part II Exhibit D; Experts

14.  Disclosure of Commission Position of Indemnification for       Part II; Item 24-Indemnification of Directors and Officers
     Securities Act Liabilities

15.  Organization within Last Five Years                            Business; Certain Transactions; Principal Stockholders

16.  Description of Business                                        Business

17.  Management's Discussion and Analysis or Plan of Operation      Prospectus Summary; Use of Proceeds; Business

18.  Description of Property                                        Not Applicable

19.  Certain Relationships and Related Transactions                 Management; Certain Transactions; Principal Stockholders

20.  Market for Common Equity and Related Stockholder               Dilution; Description of Securities
     Matters

21.  Executive Compensation                                         Management

22.  Financial Statements                                           Financial Statements

23.  Changes In and Disagreements With Accountants on Accounting    Not Applicable
     and Financial Disclosure

                   SUBJECT TO COMPLETION, DATED FEBRUARY, 2006

PRELIMINARY PROSPECTUS

                                1,000,000 SHARES

                                  ABALONE, INC.

                        1,000,000 SHARES OF COMMON STOCK

                                $10.00 PER SHARE

     Prior to this offering there has been no market for the securities offered hereby and there can be no assurance that such a market will develop after this offering. The offering price has been determined by Abalone, Inc. ("AI" or the "Company") and bears no relationship to the Company's assets, earnings, book value or other generally accepted criteria of value. (See "Risk Factors.")

     The Company will sell up to 1,000,000 shares, offered hereby on a "Best Efforts-No Minimum" basis, within six (6) months from the date of this Prospectus, unless extended at the Company's discretion for an additional six
(6) months. There is no firm commitment by any person to purchase or sell any of the shares, and there is no assurance that any such shares will be sold. Proceeds will not be escrowed and will be utilized by the Company as received. (See "Description of Securities" and "Issuance.")

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

THE SECURITIES OFFERED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON THE REGISTRATION REQUIREMENTS OF SAID ACT AND UNDER REGULATION S-B IN WHICH SECURITIES ARE HEREBY OFFERED IN COMPLIANCE THEREWITH AS WELL AS WITH STATE SECURITIES LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 Offering    Contingent   Proceeds to
                 Price (1)    Fees (2)    Company (3)
               -----------   ----------   -----------
Per Share...   $     10.00   $     1.00    $     9.00
Total ......   $10,000,000   $1,000,000    $9,000,000

                         (See notes on following page.)

This Offering Involves:

(a)  Immediate substantial dilution. (See "Dilution.")

(b) Absence of a present market for the shares being offered. (See "Risk Factors.")

(c)  Special risks related to the operations of the Company. (See "Risk
     Factors.")

(d) No assurance that the Company will be able to operate profitably in the future. (See "Risk Factors.")

                                     Issuer

                                  ABALONE, INC.

MAILING ADDRESS:             EXECUTIVE OFFICE SUITES
                               ATTN: ABALONE, INC.
                           230 PARK AVENUE - SUITE 648
                              NEW YORK, N.Y. 10169
                                 (212) 286-1100

(1) The illustrated offering price of $10.00 per share applies to subscriptions on any and all 1,000,000 shares of stock. All references to offering price and calculations therefrom in this Preliminary Prospectus will be based on a $10.00 per share illustrated offering price. (See "Determination of Offering Price" and "Issuance.")

(2) This Offering is being made directly by the Company on a "Best Efforts" basis through its directors, officers and employees who shall serve without additional compensation. The Company has no underwriter or selling agent presently. However, the Company believes it may attract the support of Broker/Dealers or "finders" during the Offering period. Therefore, the Company has allocated 10% commission.

(3) The Proceeds to the Company are before deducting a 3% non-accountable expense allowance payable to Broker/Dealers or "finders" (who may in the future be so engaged) of $0.30 per Share, or $300,000, if all 1,000,000 Shares (the "Maximum") are sold.

INVESTMENT IN THE COMPANY INVOLVES A NUMBER OF SIGNIFICANT RISK FACTORS AND SHOULD BE UNDERTAKEN ONLY BY PERSONS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME SUCH RISKS. THIS SECTION SETS FORTH A BRIEF SUMMARY OF SOME OF THE PRINCIPAL RISKS AND PROSPECTIVE INVESTORS SHOULD EVALUATE THESE FACTORS CAREFULLY IN ADDITION TO THE OTHER FACTORS SET FORTH ELSEWHERE IN THIS PROSPECTUS.

NEITHER THIS PROSPECTUS, NOR ANY SALES MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

ANY PERSON WHO ACCEPTS DELIVERY OF THIS PROSPECTUS AGREES TO HOLD IT IN CONFIDENCE, AND IF HE OR SHE ELECTS NOT TO INVEST, TO RETURN IT TO THE COMPANY. REPRODUCTION OR DISTRIBUTION OF THIS PROSPECTUS IN WHOLE OR IN PART, OR THE DISCLOSURE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY, IS FORBIDDEN.

THESE SHARES ARE BEING OFFERED SUBJECT TO PRIOR SALE AND TO FURTHER CONDITIONS SET FORTH HEREIN. NO DEALER, SALESMAN OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON.

THIS PROSPECTUS IS SUBMITTED IN CONNECTION WITH THE PUBLIC OFFERING OF THE SHARES AND DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS UNAUTHORIZED.

A PROSPECTIVE INVESTOR DETERMINING WHETHER TO INVEST IN THE SECURITIES SHOULD CONSIDER ONLY THAT INFORMATION CONTAINED IN THIS PROSPECTUS OR PROVIDED BY THE COMPANY AFTER THE DATE HEREOF. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER OF THE SECURITIES, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL OR TAX ADVICE. EACH INVESTOR IS ADVISED TO CONSULT WITH HIS PERSONAL COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, ECONOMIC, AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND IT'S SUITAILITY FOR HIM.

                          FOR FOREIGN RESIDENTS ONLY:

IT IS THE RESPONSIBILITY OF EACH PERSON PURCHASING THE COMMON SHARES OFFERED HEREBY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES OF AMERICA IN CONNECTION WITH ANY SUCH PURCHASE.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information, including financial statements, appearing in this Prospectus:

                                   THE COMPANY

Company ...............   Abalone, Inc.

Founded ...............   Incorporated in the State of New York, January 12, 2006

Business ..............   Abalone, Inc., ("AI") is in the business of providing
                          corporate financial advisement and the arranging of
                          capital through asset based lenders and equity
                          investors as well as arranging mergers, acquisitions
                          and divestitures. (See "Risk Factors" and
                          "Business.")

Executive
Offices ...............   Executive Office Suites
                          Attn: Abalone, Inc.
                          230 Park Avenue, Suite 648
                          New York, N.Y. 10169

Telephone
Number ................   (212) 286-1100

Fax Number ............   (212) 286-9828

Email .................   amfsg@aol.com

Fiscal Year ...........   December 31st.

                                  THE OFFERING

Securities Offered ....   1,000,000 shares of Common Stock. (See "Description
                          of Securities.")

Offering Price ........   $10.00 per share.

Duration of Offering...   Six (6) months from the date of this Prospectus,
                          unless extended for an additional six (6)
                          months.

Proceeds ..............   Maximum Gross Proceeds - $10,000,000

                          Maximum Net Proceeds - $8,700,000 *

                          * If sold through the potential future engagement of Brokers/Dealers and/or finders.

Use of Proceeds .......   Marketing & advertising; engagement of key personnel; recruitment, training and support of Independent Financial Advisers; establishment of new products and services; and, working capital. (See "Use of Proceeds.")

Securities to be Issued
and Outstanding After
the Offering, if
Maximum Sold ..........   There are 1,000,000 Common Stock shares offered hereby. The present shareholders own 1,500,000 shares of such Common Stock.

                         SELECTED FINANCIAL INFORMATION

     The following sets forth certain selected financial information as of:

                                                January 31, 2006
Balance Sheet Data                                  (Audited)
------------------                              ----------------
Assets
   Cash                                              $5,000
   Total Assets                                      $5,000

   Liabilities and Shareholder's Equity
   Common Stock                                      $  150
   Stockholders' Equity                              $4,850
   Total Liabilities and Shareholder's Equity        $5,000

                                     Before    After Offering
                                    Offering       Maximum
                                   ---------   --------------
Book Value Per Share ...........   $0.003333      $4.002000
Tangible Book Value Per Share ..   $0.003333      $3.482000

     The foregoing summary is qualified in its entirety by reference to the Company's Financial Statements attached herein as "Financial Statements."

                         USE OF NET PROCEEDS (ONE YEAR):

                                                                         If Maximum
                                                                            Sold
                                                                         ----------
Marketing and advertising of services ................................   $2,700,000
Engagement of key personnel ..........................................      500,000
Recruitment, training and support of Independent Financial Advisors ..    1,000,000
Establishment of new products and services ...........................    3,000,000
Working capital ......................................................    1,500,000
                                                                         ----------
TOTAL ................................................................   $8,700,000

                           FORWARD LOOKING STATEMENTS

Any statements that are not historical facts are forward-looking statements that involve risks and uncertainties; actual results may differ from the forward-looking statements. Sentences or phrases that use such words as "believes," "anticipates," "plans," "may," "hopes," "can," "will," "expects," "is designed to," "with the intent," "potential" and others indicate forward-looking statements, but their absence does not mean that a statement is not forward-looking. Factors that could have a material and adverse impact on actual results will be described in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission under the heading "Risk Factors." The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

     The offering involves an extremely high degree of risk and prospective investors should understand that the prospects are substantial that they may lose all or part of their investment. (See "Risk Factors.")

                             INTRODUCTION STATEMENT

     Abalone, Inc., ("AI") was incorporated in the State of New York on January 12, 2006. It is in the business of providing corporate financial advisement and the arranging of capital through asset based lenders and equity investors as well as arranging mergers, acquisitions and divestitures. (See "Business.")

THE COMPANY

     This is an offering of securities involving an extremely high degree of risk. The Company was incorporated on January 12, 2006. The Company intends initially to engage key personnel to commence the recruitment, training and support of Independent Financial Advisers. The Company has no operation to date nor is any specific allocation contemplated. The proposed business activities of the Company will not commence until after, and are wholly dependent upon, the completion of this offering. There is absolutely no assurance that this offering will be successfully completed or that the Company's plans, which it will not begin to substantially formulate until after the completion of this offering, will prove to be commercially successful or feasible.

DESCRIPTION OF OFFERING

     The Company is presently offering 1,000,000 shares of Common Stock at $10.00 per share in reliance upon the public offering registration provided in Section S-B of the Securities Act of 1933 (the "Act"), as amended. Although the Shares shall not be required to carry a restrictive legend unless required under states securities laws, a potential investor should be aware that no market for the Common Stock of the Company presently exists. If a market for the Shares does develop after the consummation of this Offering, there can be no assurance given that such market will be a liquid market or that prices quoted on such market will be representative of the value of the Common Stock. (See "Issuance" and "Determination of Offering Price.")

     Sales of the Company's Common Stock will be conducted by AI's Officers, Directors and employees. The Company has not entered into any underwriting agreement or placement agreement with any Broker/Dealer nor has it licensed individuals or entities to undertake the sale of its Common Stock offered herein. If, in the future, the Company does engage the services of such companies or individuals, it intends to pay commissions or referral fees as may be permitted by applicable law to Broker/Dealers and/or finders of not more than ten percent (10%) of the proceeds plus a 3% non-accountable expense allowance. No commissions will be paid to the Officers, Directors or employees for sales of the securities described herein.

     This offering is being offered on a best efforts "all or any" basis and the funds will be available for use by the Company immediately. Proceeds will not be escrowed.

     Each subscriber hereof shall be required to complete and sign a Subscription Agreement. The Subscription Agreement indicates the number of shares to be purchased by the Subscriber, the aggregate offering price and the terms of this Offering. The Subscription Agreement must be properly executed by the subscriber hereof and returned to AI with a check evidencing the purchase of the shares. A copy of the Subscription Agreement, properly executed by the Company, shall be returned to the subscriber upon acceptance of said subscription by AI. (See "Description of Securities" and "Issuance.")

     Certificates representing shares purchased shall be registered in the name(s) of the beneficial owner(s) as it appears on the Subscription Agreement and mailed to the address appearing therein.

                                  RISK FACTORS

EXTREMELY HIGH RISKS

     The securities being offered hereby represent an extremely speculative investment and an extremely high degree of risk. Therefore, prospective investors should thoroughly consider all of the risk factors discussed below, as more fully amplified in the remainder of this Prospectus, and should understand that the prospects are substantial that investors may lose all or part of their investment. No person should consider investing who cannot afford to lose his or her entire investment or who is in any manner dependent upon the funds that he or she is investing.

1. RECENTLY ORGANIZED COMPANY/LIMITED OPERATING HISTORY. AI was incorporated in New York State on January 12, 2006, by its incorporator and President, Harry Abrams ("Abrams"), who has only recently created AI. The Company must therefore be considered promotional and in its formative stage. The Company has no current operating history, has not generated any current revenues and must be considered promotional and in its early embryonic and developmental stages, embarking upon a brand new venture. There can be no assurance that the Company's proposed activities will be successful or profitable. Potential investors should be aware of the problems, delays, expense and difficulties encountered by a new enterprise in its embryonic state especially in view of the intense competition that the Company will assuredly encounter. No facts exist at this time upon which to base an assumption that the Company's plans will either materialize or prove successful, and if not, stockholders may lose all or a substantial portion of their investment.

2. NO OTHER BUSINESS PLAN. The Company has no specific business plan other than as described and within the time shown herein. There are no specific criteria that have been established for use by the Company or management in choosing how and where to invest the Company's funds. Therefore, the Company cannot provide a prospective investor, prior to his investment, information regarding the relevant data and timing of its proposed activities.

3. DEPENDENCE ON MANAGEMENT. The Company's future operations will be primarily dependent upon current management, namely, Harry Abrams ("Abrams"), its President, and William G. Schmocker ("Schmocker), its Vice President. It is expected that Abrams and Schmocker will devote a majority of their time to the affairs of the Company, will oversee the operations of the Company and will be instrumental in evaluating the direction of the Company's future business. If, for any reason, Abrams or Schmocker should terminate their association with the Company, there can be no assurance that a qualified replacement can be found, or in the event a qualified replacement is found, that the Company will be in a financial position to pay the remuneration demanded by such replacement. Accordingly, no person should purchase shares in the Company unless such person is willing to entrust all aspects of the Company's management to Abrams and Schmocker. Management may also require dependence on independent consultants. (See "Management.")

4. EXECUTIVE COMPENSATION. No Officer or Director of the Company will receive compensation until the Company generates cash flow from its activities. To date there have been no employment contracts written. It is expected that all key employees will enter into employment contracts which will include compensation, term, retirement, disability and non-compete provisions. It is further anticipated that such agreements with management will include provisions permitting the board of directors to grant stock and cash bonuses to any officer or employee of the Company, within the board's discretion. (See "Management-Executive Compensation.")

5. UNSPECIFIED ACQUISITIONS. The Company may engage in acquisitions of other companies and businesses and may use its stock as consideration therefore. Such acquisitions may involve speculative and risky undertakings by the Company. There are presently no plans, negotiations or understandings regarding acquisitions of other assets, companies, or businesses, nor are any probable in the immediate future. Prospective investors are herein advised that a change in management of the Company could be effected. In the event that the Company engages in acquisitions of other companies or businesses, the Company may need additional financing. Such need may require the Company to seek capital through the sale of additional shares of Common Stock. Such sales, if consummated, may be at prices below the then current book value of the Company, thereby diluting the equity of the then Common Stockholders.

6. UNSPECIFIED MERGERS. The Company may enter into a merger agreement under which the Company may not be the surviving entity. In such event, shareholders may be dependent on different management, different capitalization and different risk factors than those which are set forth in this Prospectus.

7. MINIMAL NUMBER OF EMPLOYEES; RELIANCE ON OTHERS. The Company has a minimal number of employees. Therefore, it might be necessary for the Company, at least for the near future, but perhaps longer, to rely upon the services and abilities of independent consultants and non-company personnel with respect to its activities.

8. UNCERTAINTY AS TO MANAGEMENT'S ABILITY TO CONTROL COSTS AND EXPENSES. The Company cannot accurately project, or give any assurance with respect to management's ability to control the Company's operating costs and expenses.

9. INDEMNIFICATION OF OFFICERS AND DIRECTORS. At present the Company has not entered into individual agreements with its officers and/or directors which provide for indemnification rights which are greater than those rights afforded under New York corporate law. However, the Company's By-laws provide a comprehensive indemnification provision which provides that the Company shall indemnify, to the fullest extent under New York law, its directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the By-laws provide that the personal liability of directors and officers of the Company and its stockholders for monetary damages will be limited. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered or sold, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such case.

10. ABILITY TO ACHIEVE DESIRED EXPANSION. The Company's growth strategy is to focus on the controlled development of new clients for its financial products and services. The Company's ability to expand will depend on a number of factors, including the availability of appropriate investments, availability of skilled management and personnel, the availability of adequate financing, and other factors, some of which are beyond the control of the Company.

11. INTENSE COMPETITION. There are inherent difficulties for any company seeking to enter an established field, including any company seeking to produce, market and sell its financial products and services. The financial industry is an intensely competitive field and the Company will be competing with numerous other firms already so engaged who have more financial resources, more employees and more extensive facilities than the Company.

12. DIVIDENDS ON COMMON STOCK. The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future because it intends to retain its earnings to finance the expansion of its business. There can be no assurance that the operations of the Company will result in sufficient revenues to enable the Company to operate at profitable levels or to generate positive cash flow. Therefore, investors who anticipate the need of immediate income, in the form of dividends on their common stock should refrain from purchasing the securities being offered hereby. (See "Description of Securities.")

13. NOT A TAX SHELTER INVESTMENT. Investors are cautioned that this is not a tax shelter investment.

14. DILUTION. The present stockholders of the Company acquired their securities at an average cost per share which was significantly less than that which the new investors will pay for their securities. The Company had a net tangible book value at January 31, 2006, of $0.003333 per share. Consequently, the new investors will bear the majority of the risk of any loss that may be incurred in the Company's operations. An investment in the Company's Common Stock by new investors will result in an immediate substantial dilution of the new investor's entire investment. (See "Dilution.")

15. ADDITIONAL FINANCING. No assurance can be given that the Company will not require additional financing to conduct its operations or that, if required, such financing will be available on reasonable terms. Moreover, in the event the Company attempts to expand its operations, through acquisitions or otherwise, additional financing is likely to be required. (See "Use of Proceeds.")

16. NO MINIMUM OFFERING. The Company will use its best efforts to sell the shares offered hereby without regard to minimum amounts. If none or relatively few shares are sold, the Company may be unable to conduct its business operation as planned, which may adversely affect an investor's financial interest in the Company.

17. KEY MAN LIFE INSURANCE. The Company does not presently own life insurance covering the death of any officer, director or key employee of the Company. The Company is planning to purchase such insurance in order to provide adequate funding for the Company's repurchase of shares of Common Stock from the estate of any officer or director as a result of death, and to provide the Company with capital to replace the exclusive loss. However, the Company can make no assurance if and when such life insurance coverage will be obtained, and if available, whether the premiums payable for coverage will be reasonable.

18. DIRECTORS' AND OFFICERS' INSURANCE. The Company is exploring the possibility of obtaining directors' and officers' liability insurance. The Company has obtained premium quotations but has not entered into any contractual arrangements with any insurance company to provide said coverage as of the date of this Prospectus. Furthermore, there is no assurance that the Company will be able to obtain such coverage in the future, or that if the coverage is obtainable, that the premiums will be cost prohibitive.

19. RISK OF LOW PRICED STOCK AND PENNY STOCK REGULATIONS. The Securities and Exchange Commission (the "SEC" or "Commission") has adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's common stock may, if and when it does go public, be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchase and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in such an offering to sell their shares in the secondary market.

     The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on the NASDAQ National Market System or are otherwise listed on the regional NASDAQ System and have certain price and buying information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. Furthermore, if the Company is successful in raising at least $4,000,000 from this Initial Public Offering in the amount of $10,000,000, the Company's securities will initially qualify for these exemptions from the penny stock restriction. Otherwise, the Company will remain subject to Section 15(b) (6) of the Exchange Act governing these penny stock restrictions. If the Company's securities were subject to the existing rules on penny stocks, the market liquidity for the Company's securities could be adversely affected.

20. NO PRIOR PUBLIC MARKET; LISTING ON ELECTRONIC BULLETIN BOARD; DETERMINATION OF OFFERING PRICE; POSSIBLE VOLATILITY OF SHARE PRICE: Prior to this Offering, there has been no public trading market for the Common Stock, and no assurance is hereby given that such a market will develop after this Offering terminates. The Offering price was determined by the officers and directors of the Company, not by negotiations between the Company and any underwriter. Subject to sale of the maximum number of Shares in this Offering, the Company intends to make application for quotation of the Common Stock on the OTC Bulletin Board, a NASD-sponsored and operated inter-dealer automated electronic quotation system for equity securities. The OTC was introduced in June of 1990 as an alternative to the NQB Pink Sheets published by the National Quotation Bureau Incorporated for the trading of over-the-counter securities. For a variety of reasons, there can be no assurance given that the Company's Common Stock will ever be approved for price quotations on the OTC Bulletin Board. There can be no assurance that the OTC Bulletin Board will be recognized by the brokerage community as an acceptable alternative to quotation on a NASDAQ stock market or in the NQB Pink Sheets. In the absence of such recognition, the liquidity and price of the Common Stock in the secondary market may be adversely affected, and there can be no assurance that a public market for the Common Stock will develop or, if developed, that it will be sustained. In the event that the Common Stock is quoted on the OTC Bulletin Board following this Offering, the market price of the Company's securities following this Offering also may be highly volatile. There have been periods of extreme fluctuation in the stock market that, in many cases, were unrelated to the operating performance of, or announcements concerning, the issues of the affected securities. Securities of issuers having relatively limited capitalizations are particularly susceptible to fluctuation based on short-term trading strategies of certain investors. If the Common Stock is quoted on the OTC Bulletin Board following the Offering, no assurance can be given that the price of the Common Stock will be maintained at any price level.

OFFERING MADE IN RELIANCE UPON REGULATION S-B: This Offering is made in reliance upon Reg. S-B.

IN COMPLIANCE WITH THE ABOVE RULES AND REGULATIONS, AI HAS REGISTERED ITS REG S-B OFFERING IN NEW YORK STATE, PURSUANT TO NEW YORK STATE SECURITIES LAWS, AND IS PROVIDING ALL PROSPECTIVE PURCHASERS A COPY OF THIS SUBSTANTIVE PROSPECTUS.

SHARES ELIGIBLE FOR FUTURE SALE

     At such time as a public market exists for the Common Stock, the shares owned by a "control person", officers and directors are deemed "restricted securities" as that term is defined under the Act; and in the future these shares may be resold into a public market under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one year may sell every three months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of the Company's' issued and outstanding Common Stock or (b) the average weekly trading volume of the Company's Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an "affiliate" of the Company and has satisfied a two year holding period. At the date of this Prospectus, there are no shares of Common Stock outstanding in the hands of affiliates of the Company that would qualify for Rule 144 resales if and when all other conditions of Rule 144 are complied with and a public market for the Common Stock develops. There can be no assurance as to the effect of such resales on the market price of the Common Stock. Significant sales by holders of these shares could adversely affect the prevailing market price and thereby impair the Company's future ability to raise capital through the sales of its equity securities and otherwise depress the market price of the Common Stock.

                                    DILUTION

     Upon completion of this offering, assuming the Maximum is sold, a total of 2,500,000 shares of Common Stock of the Company will be issued and outstanding. The purchasers of the shares offered hereby will own 1,000,000 shares of the Company's Common Stock, representing approximately 40% of such outstanding amount, for which they will have paid $10,000,000, or $10.00 per share, and the present stockholders of the Company will own 1,500,000 shares of the Company's Common Stock, representing 60% of such outstanding amount, which had a net tangible book value at January 31, 2006 of $5,000 or $0.003333 per share.

     Giving effect to the sale by the Company of 1,000,000 shares of it's Common Stock at the offering price of $10.00 per share, the net tangible book value of the Company at January 31, 2006, would have been $8,705,000 or $3.482000 per share, representing an immediate increase in net tangible book value of $3.478667 per share to present shareholders and an immediate dilution of $6.518000 per share to new investors purchasing shares at the offering price herein. The following table illustrates this per share dilution:

Offering Price per Common Share (1)                       $10.00000
Net tangible book value before offering (2)   $0.003333
Increase attributable to payment of shares
   purchased by new investors                  3.478667
Net tangible book value after offering (2)                 3.482000
Dilution to new investors                                 $6.518000
                                                          ---------

----------
(1)  Assumed solely for the purpose of illustration.

(2) Net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into the tangible net worth of the Company (tangible assets less liabilities).

                         DETERMINATION OF OFFERING PRICE

     Prior to the offering made hereby, there has been no market for the securities of the Company. The offering price of the shares was arbitrarily determined by the Company's management and bears no relationship to assets, earnings, book value or other established criteria of value. In determining the offering price, the Company considered such factors as the total amount of capital estimated to be required to conduct the proposed business of the Company, the price per share which might be expected to be acceptable to the proposed purchasers, dilution to be experienced by the purchasers and distribution of equity and control among the purchasers in this offering and the present stockholders. As the offering price was arbitrarily determined, in considering these factors, no relative weight was assigned each of the factors mentioned in establishing the arbitrarily determined offering price.

                                 USE OF PROCEEDS

     Assuming that all of the shares offered hereby are sold, of which there can be no assurance, the gross proceeds to the Company will be approximately $10,000,000 and the net proceeds to the Company (if sold through the potential future engagement of Broker/Dealers or finders) will be $8,700,000.

     In view of the nature of this offering and the fact that the Company may negotiate but does not anticipate it will conduct business operations until the completion of this offering, it is difficult for the Company to state definitively its anticipated use of the proceeds of this offering or specifically to address the priority of each such use. The Company intends to allocate the net proceeds to the purposes itemized below over a two year period. In the event that the Company sells only a minimum number of shares being offered herein, the Company will have less working capital and, thus, its activities may be of a reduced scope and nature.

     These amounts merely indicate the proposed use of proceeds. Actual expenditures may vary somewhat from these estimates, depending upon overall economic conditions and management's choice among various opportunities, should they be available. Assuming the sale of all the shares offered hereby, the Company expects that the proceeds from this offering will be sufficient to finance its intended activities for a two year period. However, if only a minimum number of shares offered hereby are sold or if for any other reason the proceeds from this offering prove insufficient to enable the Company to participate in all or any potential prospects it believes have merit, the Company may seek to obtain additional funds through loans or other financing arrangements. No such arrangements exist as of the date hereof and there can be no assurance that they may be obtained in the future should the need arise.

     It is difficult for the Company to state definitively its anticipated use of the proceeds of this offering. It is also impossible for it, at this time, to set forth the order of projected use of the proceeds of this offering or specifically to address the priority of each such use. The Company may, under certain circumstances, use the net proceeds to finance acquisitions of other businesses. The Company has no present plans, arrangements or intentions to enter into any such acquisitions and has no pending or contemplated negotiations with respect to such acquisitions, except as described herein. However, circumstances that are not presently anticipated by the Company may arise, causing the present intention of the Company to be changed. The Company intends to allocate the net proceeds to the purposes itemized below over a one-year period. In the event that the Company sells less than the maximum number of shares being offered hereby, the Company will have less capital than set forth and, thus, its activities may be of a reduced scope and nature. However, no assurance can be given that management of the Company will not deviate substantially from this allocation with respect to short-term investments, long range planning based on future circumstances or for the acquisition of other businesses in the event future opportunities arise. The Company reserves the right to change the use of net proceeds based on future circumstances.

     Such future circumstances prompting the Company to change the use of proceeds will be based on options that arise in the future which are not presently available to the Company.

     However, any such change within one-year from the date of this Prospectus will not be implemented without the affirmative vote of those holding a majority of the Company's Common Stock. Shareholders are further advised that the Company reserves the right to vary the use of proceeds in the event that opportunities arise through possible acquisitions and/or mergers. (See "Risk Factors" No.5 and No.6.)

     Management believes that the proceeds being raised by this offering will be sufficient to create profitability within one year. However, the foregoing assumption may be inapplicable in the event that the ventures that management undertakes are not successful. The result may be that the Company will not be a profitable entity in the one-year or any subsequent period.

     The following illustrates the Company's projected use of gross proceeds from the offering for one year:

                                                     If Maximum Number
                                                    of Shares are Sold
                                                    ------------------
Commissions ......................................     $ 1,000,000*
Non-Accountable Expense Allowance ................         300,000*
Marketing and advertising of services ............       2,700,000
Engagement of key personnel ......................         500,000
Recruitment, training and support of Independent
   Financial Advisers ............................       1,000,000
Establishment of new products and services .......       3,000,000
Working capital ..................................       1,500,000
                                                       -----------
TOTAL ............................................     $10,000,000

*    If sold through Broker/Dealers or "finders" (not presently engaged)

                                 CAPITALIZATION

     The capitalization of the Company as of the date of this Prospectus and as adjusted to give effect to the issuance and sale of the shares offered hereby, exclusive of any long-term debt, is as follows:

                                         Amount              Amount
Title of Class                          Authorized         Outstanding
--------------                      -----------------   ----------------
Common Stock, 0.0001 Par Value ..   20,000,000 Shares   1,500,000 Shares
Amount Outstanding After
   Fully Completed Offering .....                       2,500,000 Shares

                              CERTAIN TRANSACTIONS

     Abalone, Inc. ("AI" or the "Company") was incorporated in the State of New York on January 12, 2006. The Company's Articles of Incorporation authorize 20,000,000 shares of Common Stock, $0.0001 par value. The Company's Board of Directors issued 1,500,000 shares of Common Stock which are currently outstanding.

                                    BUSINESS

     Abalone Inc., ("AI") was incorporated in the State of New York on January 12, 2006. It is in the business of providing corporate financial advisement and the arranging of capital through asset based lenders and equity investors as well as arranging mergers, acquisitions and divestitures.

     AI will further provide a host of products and services in the areas of investment banking, finance, securities, accounting, tax preparation, wills, trusts, estate planning, and direct purchasing of industrial, commercial, and residential properties, prior to, during, and after foreclosure.

     AI anticipates producing, through its future efforts, an aggregate of approximately $100,000,000 in gross revenue in the first 5 years derived from:
a) the recruitment and training of Independent financial advisers; and, b) the introduction of debt lenders and equity investors (consisting of commercial banks, A/R financing companies, factors, leasing companies, venture capitalists and investment bankers that AI will maintain on computerized databases of well over 2,500 such entities along with contacts and lender/investor parameters so as to be able to match IFA's client requirements with appropriate funding sources).

     The Company has no current plans, arrangements, or commitments for acquiring participating interest in the business opportunities discussed above and may engage in other activities not enumerated above. Should a business opportunity develop, the potential venture may involve acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company attempting to consolidate its operations by a merger, reorganization, asset acquisition, or some other form of combination through this company's participation may desire to do so to avoid what it may deem to be adverse consequence of underwriting a public offering itself. Factors considered may include time delays, significant expense, loss of voting control and the liability or unwillingness to comply with various federal and state laws enacted for the protection of investors. No assurance can be had or given that this offering, upon which the business activities of the Company are contingent, will be successfully completed, or the proceeds of the offering will be sufficient for the Company's requirements, or that the Company's future activities will prove to be profitable.

     The Company will rely primarily upon the abilities of Abrams, its President and Treasurer, or Schmocker, its Vice President and Secretary to recruit and train the independent financial advisors, as well as establish the new products and support services necessary to enable them to succeed, to acquire participating interest in one or more business opportunities through the discretion of management or to engage in any lawful business. The company has had no operations to date nor is any specific allocation contemplated.

     The Company has not set any criteria to determine whether or not it will enter into a merger or acquisition agreement. Even if the Company were relatively successful in its own endeavor, management may determine that the attractiveness of opportunities available through a merger or acquisition agreement are enough to cause the Company to enter into such agreement regardless of the success or lack of success the Company is experiencing. The fact that approximately 60% of the outstanding common shares will be held by the present stockholders after the offering will enable the present stockholders to have a major voice in such merger or acquisition.

     If the Company intends to acquire other companies or divisions thereof in order to acquire properties and/or marketing facilities, there can be no assurance that any such acquisitions will be achieved, or if achieved, will be successful. Also, management may elect to merge the Company into a larger company, in which case the capitalization and management of the surviving company would probably change radically. The Company has not entered into any plans, arrangements, or undertakings for the acquisition of any specific properties or companies. Although it is the present intention of the Company to seek business opportunities via the creation of a network of Independent Financial Advisers (IFAs), and then creation of a portfolio of products to offer to prospective clients via this network, the specific future business activities of the Company cannot be predicted. Management believes that business opportunities in the financial services field often are available for relatively limited periods of time. Therefore, this offering seeks to obtain capital for business opportunities which may arise. Such capital will provide greater flexibility so that the Company need not wait until an intended plan of operation or business has been more fully determined. It is the position of this company, in this instance, that, if during the offering period, the registrant enters into any contract, arrangement or understanding pursuant to which a material portion of the net proceeds of the offering will be used to purchase an interest not described in the prospectus, then the offering will be immediately suspended until such time as an appropriately revised prospectus has been filed as part of a post-effective amendment and such amendment has been declared effective.

     AI is headquartered in New York City.

SECURITY AND EXCHANGE COMMISSION'S FINAL RULE REGARDING THE OFFER AND SALE OF SECURITIES TO CANADIAN TAX-DEFERRED RETIREMENT SAVINGS ACCOUNTS

     As of June 23, 2000, the Commission adopted a new rule that permits foreign securities to be offered to U.S. participants in certain Canadian tax-deferred retirement accounts and sold to those accounts without being registered under the Securities Act of 1933. The Commission also adopted a new rule that permits foreign investment companies to offer securities to those U.S. participants and sell securities to their Canadian retirement accounts without registering under the Investment Company Act of 1940. These rules will enable investors who hold securities in certain Canadian tax-deferred retirement accounts, and who reside or are temporarily present in the United States, to manage their investments within those accounts. A Canadian retirement account includes a Registered Retirement Savings Plan ("RRSP"), Registered Retirement Income Fund ("RRIF"), and similar retirement accounts established under Canadian law to provide tax-deferred retirement benefits. The offer and sale of these securities, however, will remain fully subject to the antifraud provisions of the U.S. securities laws.

BUSINESS STRATEGY

     In general it appears that companies require financial advisement and capital to expand, survive or start. In light of the high rate of unemployment wherein more executives are out of work than ever before due to consolidations, downsizing, the outsourcing of jobs, and the economy in general, and where it appears that companies require financial advisement and capital to expand, survive or start, AI believes that, with its knowledge and experience in training people to go into a turn-key business for themselves as Independent Financial Advisers, with all the products and services that AI has to offer to support such IFAs makes for a potentially strong future and wise business strategy. AI anticipates earning an aggregate of approximately $100,000,000 in gross revenue in the first 5 years, derived from the recruitment and training of IFAs, and sharing in subsequent deals and offers.

     The proposed strategy is to establish a center in New York for training and an international program for advertising. And, instead of recruiting and training individuals only, to focus AI's attention on Human Resource companies that have placement programs for their former executives. (See "Management" and "Use of Proceeds.")

FACILITIES

     AI's main office is located at Executive Office Suites, Attn: Abalone, Inc., 230 Park Avenue, Suite 648, New York, N.Y. 10169.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

     The Officer(s) and Director(s) of the Company is (are):

Name and Address              Age   Position
----------------              ---   --------
Harry Abrams                   71   President and Treasurer
230 Park Avenue - Suite 648
New York, NY 10169

William G. Schmocker           46   Vice President and Secretary
4 Tulip Lane
Colts Neck, NJ 07722

     The Directors of the Company are elected to serve until the next annual shareholders' meeting or until their respective successors are elected and qualified. Officers of the Company hold office until the meeting of the Board of Directors after the next annual shareholders' meeting or until removal by the Board of Directors in accordance with the Company's By-Laws.

DEPENDENCE ON MANAGEMENT

     All operations of the Company will be entirely dependent upon present management. It is anticipated that Abrams and Schmocker will devote a majority of their time to the affairs of the Company, and will make most decisions with regard thereto. If, for any reason, Abrams or Schmocker terminates his association with the Company, there can be no assurance that a qualified replacement can be found, or in the event a qualified replacement is found, that the Company will be in a financial position to pay the remuneration demanded by such replacement. (See "Risk Factors - Dependence of Management.")

BACKGROUND OF OFFICERS AND DIRECTORS

Harry Abrams - President and Treasurer

     Harry Abrams ("Abrams") has a Juris Doctor degree in law and a Master of Business Administration degree in finance from Southland University and a Bachelor of Science degree in professional accountancy from Long Island University. He is a New York State licensed Real Estate Broker and a New York State licensed Insurance Agent and Broker. Following his discharge from the U.S. Navy in 1953, Abrams held various positions in the financial, printing and graphic arts industries.

     In 1959, Abrams formed the sole proprietorship of American Financial Services Co., a provider of various financial services. From 1964 through 1978 Abrams was CEO and COO of Donrico, Inc., a cosmetic industry printing and packaging company, the Plate Shop, Inc., a printing industry preparatory and plate making company and Penthouse Designs, Inc., a designer and manufacturer of greeting cards.

     In 1979, after receiving NASD licenses and registration as a General Principal, Financial & Operations Principal, Options Principal, Commodities Trader, Municipal Bond Principal and as an Investment Advisor, Abrams formed Underwriters, Ltd., which, as a member of the NASD, SIPC and MSRB was a Registered Broker/Dealer specializing in underwriting Initial Public Offerings, NASDAQ Market making, Mergers, Acquisitions, Divestitures, Securities Trading and Investment Advisory Services. During his tenure as CEO and COO of Omni Mutual Inc., Abrams served as an officer and/or director of many public and private companies.

     Abrams is the senior partner of American Financial Services Group ("AMFSG"), a New York State general partnership (originally formed as a sole proprietorship in 1959 and made into a partnership in 1991). AMFSG provides training, ongoing support and a turn-key opportunity to people interested in going into business for themselves as Independent Financial Advisers and providers of various products and services to corporations and corporate executives including the arranging of debt and equity financing.

     Separately, Abrams is CEO, COO and CFO of American Services Group, Inc. ("ASGI"), an investment banking company providing financial services in public offerings, private placements, mergers, acquisitions & divestitures, business loans, A/R financing, factoring and leasing,; a CEO, COO and CFO of Harry Abrams Capital Corp. ("HACC"), a New York State commercial and residential real estate brokerage company; CEO, COO and CFO of Joseph Irving & Company, Inc. ("JI"), a New York State life, accident & health and property & casualty insurance brokerage company; CEO of American Imaging Solutions Inc. ("AISI"), a New York State (Canadian based), wide-format scanning & digital imaging company; CEO of Money Find International Inc. ("MFII"), a New York State private lending and investing company; Sole Proprietor of Executive Office Suites ("EOS"), an executive office space leasing company; a General Partner of Harry Abrams Capital Group ("HACG"), a New York State accounting, tax preparation, wills, trusts and estate planning limited partnership; and, CEO of Money Find Inc. ("MFI"), a New York State (Canadian based) Venture Capital Company.

CIVIL VIOLATIONS - SEC ACTION DISCLOSURE

     On November 28, 1989 (and on June 4, 1990, in a related SEC administrative proceeding), Abrams as CEO and COO of the aforementioned registered broker-dealer, Underwriters, Ltd., by consent, without admitting or denying the allegations in a complaint filed by the Securities and Exchange Commission against him, was enjoined from association with any broker, dealer, investment company, investment adviser or municipal securities dealer and was enjoined by the United States District Court for the Southern District of New York from further direct and indirect violation of Section 17(a) of the Securities Act of 1933 ("Securities Act"), Section 10(b) of the Exchange Act and Rule 10(b)-5 promulgated thereunder. Abrams was also enjoined from aiding and abetting violations of Sections 15(c) and 17(a) of the Exchange Act and Rules 15c3-1, 15c3-3, 15c2-4, 17a-3, 17a-5, 17a-8 and 17a-11 promulgated thereunder.
SEC v. Harry Abrams, 89 Civ. 7849 (KC) (S.D.N.Y. 1989).

William G. Schmocker - Vice President and Secretary

     William G. Schmocker ("Schmocker") earned a Bachelor of Science degree in Chemical Engineering from Northwestern University in 1982 and an MBA degree in Management from Washington University in 1984. He joined American Services Group, Inc. as a Vice President, Director and Shareholder in June, 2004.

     From 1979 to 2002, Schmocker held various engineering, finance, marketing and management positions with Johnson Controls, Inc., Mallinckrodt Chemical, Dow Chemical U.S.A., Amoco Performance Products, Inc., Amoco Chemical Co., Amoco Polymers, Inc., BP Amoco Polymers, BP Chemicals, and, from 2002 to 2004, as an Independent Business Management and Marketing Consultant.

     As a senior executive Schmocker had a dynamic management career - building and leading organizations through fast-track growth and global market expansion. He was consistently successful in identifying and capitalizing on marketing opportunities to drive revenue growth, expand market penetration, win dominant market share, and deliver bottom-line profitability.

     Schmocker has equally strong qualifications in general management, organizational development, corporate finance and human resource development. He has a superior track record in domestic and international sales, business management and marketing.

     Schmocker is fluent in English and Spanish. He is currently a member of MENSA, Triangle Fraternity Alumni Association, Joseph Priestley Society, GPSEG, ChemPharma, and a past member of SPI, SPE, TLARGI, ACS, TANDEC, ANTEC and ISBM.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation which will be paid by the Company with respect to the services to be rendered to the Company during the first fiscal year of operations subsequent to this offering by the Company. Harry Abrams ("Abrams") and William G. Schmocker ("Schmocker'), the current sole Officers and Directors of the Company will serve in their capacity without remuneration in order to establish, develop and prepare the Company for entering its operational stage until the Company generates positive cash flow. (See "Risk Factors.")

                                                            Cash
Name                               Position             Remuneration
----                               --------             ------------
Harry Abrams             President and Treasurer            -0-
William G. Schmocker     Vice President and Secretary       -0-
All Executive Officers
   as a Group                                               -0-

     Future remuneration of Officers will be determined by the Board of Directors based upon the financial condition and performance of the Company, the financial requirements of the Company, and upon the individual performance of each Officer. The Board of Directors intends to ensure that salaries paid to the Company's Officers and employees are reasonable and prudent.

     Officer's future remuneration will not be determined through "arm length" negotiations, but by the Board of Directors on a case-by-case basis. The Directors of the Company will serve in their capacities with the Company without remuneration. The Company has no retirement, pension or profit sharing program for the benefit of its

Officers, Directors or employees, but the Board of Directors may recommend one or more such programs for adoption at such time as the Company is sufficiently developed to warrant such a program.

                                   LITIGATION

     The Company is not presently a party to any litigation, nor to the best of management's knowledge, is any litigation threatened.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date hereof, the beneficial ownership (before and after giving effect to the sale of the shares offered hereby) of outstanding voting securities of the Company by (i) all of the present officers and directors of the Company, naming them, (ii) all of the present officers and directors of the Company, as a group, and (iii) each person known by the Company, to be the beneficial owner of more than 5% of the issued and outstanding voting securities of the Company. (See "Certain Transactions" and "Management.")

                                                       Pro Forma Share
                                                          Ownership
Name and Address of              Share Ownership as    (Assuming Sale
Record Holder                      of Date Hereof    of Maximum Shares)
------------------               ------------------  ------------------
(i) Harry Abrams                   1,200,000 Shares    1,200,000 Shares
    230 Park Avenue                              80%                 48%
    New York, NY 10169

    William G. Schmocker             300,000 Shares      300,000 Shares
    4 Tulip Lane                                 20%                 12%
    Colts Neck, NJ 07722

(ii) All Officers and directors    1,500,000 Shares    1,500,000 Shares
     as a group                                 100%                 60%

(iii) Other Investors                    -0- Shares    1,000,000 Shares
                                                -0-%                 40%
                                   ----------------    ----------------
Total                              1,500,000 Shares    2,500,000 Shares
                                   ================    ================

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     The Company is authorized by its Articles of Incorporation to issue only a single class of common stock, consisting of 20,000,000 shares of Common Stock, $0.0001 par value. The outstanding shares of Common Stock offered hereby when issued as described herein, will be fully paid and nonassessable.

NO CUMULATIVE VOTING

     The holders of shares of Common Stock of the Company do not have cumulative voting rights which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors nominated, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. Assuming the present offering is completed, the present stockholders will own approximately 60% of the then outstanding shares if all shares offered hereby are sold.

NO PRE-EMPTIVE RIGHTS

     Should any additional shares be issued by the Company, pursuant to future public or private offerings, existing shareholders will not be given the pre-emptive right to purchase such shares on a pro-rata basis of current ownership.

DIVIDENDS

     The payment by the Company of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate declaring any dividends in the immediate future.

REPORTS TO SHAREHOLDERS

     The Company will furnish, within 120 days of its calendar year end, an annual report to its stockholders which will include financial statements. The Company may issue quarterly and such other interim reports to its stockholders as it deems appropriate.

                                    ISSUANCE

TERMS OF SALE AND ISSUANCE

     The Company is offering, as a direct issuer of its own securities, 1,000,000 shares of Common Stock, 0.0001 par value, for sale at $10.00 per share on a "Best Efforts No Minimum" basis for a period of six (6) months from the date of this offering unless extended at the discretion of the Company for an additional six (6) months.

SUITABILITY STANDARDS

     A Purchaser may be an "accredited investor" (unlimited in number) or an "unaccredited investor" (limited in number) as defined in Regulation S-B promulgated under the Securities Act of 1933, as amended. A description of Investors who qualify as accredited investors is provided as follows:

     1. a bank, as defined in Section 3(a) (2) of the Securities Act of 1933, as amended (the "Securities Act"), or a savings and loan institution as defined in Section 3(a)5(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of such act; a small business investment company licensed by the United States Small Business Administration under Section 301 (c) or
          (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivision, for the benefit of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are in this or one of the following categories; or

     2.   a private business development company as defined in Section 202 (a)
          (22) of the Investment Advisers Act of 1940; or

     3. an organization described in Section 501 (c) (3) of the Internal Revenue Code, a corporation, a business trust, or a Partnership, not formed for the specific purpose of acquiring the Shares with total assets in excess of $5,000,000; or

     4.   a director of the Company; or

     5. a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; or

     6. a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

     7. a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

     8. an entity in which all of the equity owners are one of the preceding categories.

     For investors who are not accredited investors, the Company has established the following minimum suitability standards, whereby each such investor:

     1. The investment in the securities offered hereby does not exceed 10% of an investor's net worth (exclusive of home, furnishings, and automobiles) or the investor is purchasing in a fiduciary capacity for a person or entity meeting such investment standard.

     2. The investor can bear the economic risks of the investment for an indefinite period of time and at the present time can afford a complete loss of such investment.

     3. The investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the securities issued by the Company or the investor and his investment advisor have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the securities offered by the Company.

     These standards represent minimum requirements for non-accredited investors and do not necessarily mean that these securities are a suitable investment for any investor meeting these requirements. Moreover, the Company reserves the right to modify the suitability standards on a case-by-case basis in view of an investor's financial circumstances or investment experience. In addition, prospective investors should be aware that certain States in which the Company may make the offering have established or may require different suitability standards and minimum purchase requirements.

     The Company has established a minimum purchase requirement of $5,000.00 and may, in its sole discretion, accept a lesser purchase amount provided there are not more than 35 non-accredited purchasers of the securities offered hereby or except as otherwise provided in Regulation S-B and applicable state securities laws. The Company may accept subscriptions from any number of purchasers who qualify as accredited investors also pursuant to Regulation S-B and subject to applicable state securities laws.

     Prospective investors will be required to execute ancillary subscription documents prepared for the offering. The subscription documents are subject to the approval and acceptance by the Company. The Company may reject a subscription for any reason whatsoever. (See "Subscription Information.")

                            SUBSCRIPTION INFORMATION

     The outstanding capital stock of the Company has been duly and validly authorized, issued and is fully paid and nonassessable. The Company's Articles of Incorporation, By-Laws and shareholder records conform to all statements made in this Prospectus with respect thereto.

     The Company has been legally incorporated and is now, and always during the period of the offering will be, a validly existing corporation under the laws of the State of New York, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company, during the period of the offering, intends to qualify its business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.

STOCK CERTIFICATE AND TRANSFER AGENT

     Stock certificates representing the Shares offered herein shall be initially evidenced by a Subscription Agreement and acceptance letter, executed by the Chairman of the board of directors of the Company and sent to each subscriber, until the actual Common Stock certificate is prepared and mailed to each subscriber, which shall be within 60 days of the acceptance by the Company of the Subscription Agreement. The Company has elected to act as its own transfer agent until such time as a transfer agent is appointed. Upon the appointment of a transfer agent all shareholders will be notified by mail. Any questions related to stock certificates should be directed to the Company at:

EXECUTIVE OFFICE SUITES
Attn: ABALONE, INC.
230 Park Avenue - Suite 648
New York, NY 10169
Phone 212-286-1100
Facsimile 212-286-9828

     Checks should be made payable as follows: ABALONE, INC.

     The following provisions apply to the Common Stock:

          All subscriptions are subject to acceptance by the Company. If the subscription is not accepted, subscribers' checks will be returned.

          A signed copy of a Subscription Agreement/Investment Letter must be returned together with an Offeree Representative Certificate, if applicable, a Non-Disclosure Confidentiality Agreement and an Investor Suitability Questionnaire, all of which will be supplied by the Company to each investor.

     The Company may accept or reject any offer to subscribe as, in its sole and uncontrolled discretion, it deems advisable.

                                     EXPERTS

     Meilke and Holladay, LLP, independent certified accountants, have audited our financial statements included in this prospectus. These financial statements are included herein in reliance upon their report and upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     Legal matters in connection with the securities offered hereby have been passed upon for the Company by itself. It did not retain securities counsel. Neither the Company nor any of its subsidiaries are presently parties to any litigation.

                                 LEGAL OPINIONS

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Emanuel Baetich, Esq., New York, NY.

                             ADDITIONAL INFORMATION

     The Company will file with the Securities and Exchange Commission all reports and other documentation required to secure registration as provided in
Section 4(2) of the Securities Act of 1933, as amended, and Regulation S-B under the Act and with the securities administrators of all states in which this offering is made, all reports and other documentation required to secure the registration requirements there.

     Prospective investors may direct any questions or requests for additional information to Harry Abrams, President of the Company, or William Schmocker, Vice President of the Company, at (212) 286-1100.

                                    TAXATION

     There have been certain recent adjustments to the tax law that may affect investor decisions. Perhaps the most significant adjustment is that of long-term capital gains. Real estate, stocks and other long-term investments that exceed one year are now taxed at only a 15% long-term capital gains tax rate versus the previous tax law, which was taxed at 20%.

     Nothing has changed as it relates to capital losses. Congress did not raise the $3,000 annual limitation on deductions of excess capital losses. You are still only allowed to take up to $3,000 annually while any remainder gets carried forward to the next tax year.

     Giving your child or grandchild appreciated securities that you have owned for over one year can lower your overall tax liability. If the child is in a 10% tax bracket and is at least 14 years old, gains on the child's sale of the securities will be taxed at just 5%. That makes giving securities and other long-term investments to your children and grandchildren well worth considering.

     Nothing has changed as it relates to short-term capital gains, that being assets owned for less than one year. They currently continue to be taxed at the ordinary income tax rate, the top level of which, on a Federal basis is, 35%.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL OR TAX ADVICE. EACH INVESTOR IS ADVISED TO CONSULT WITH HIS PERSONAL COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, ECONOMIC, AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND IT'S SUITAILITY FOR HIM.

Special note regarding forward looking statements

     This Form SB-2 contains forward-looking statements. For this purpose, any statements contained in this Form SB-2 that are not statements of historical fact may be deemed to be forward-looking statements. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," or "continue" or the negative of these similar terms. In evaluating these forward-looking statements, you should consider various factors, including those listed below under the heading "Risk Factors". The Company's actual results may differ significantly from the results projected in the forward-looking statements. The Company assumes no obligation to update forward-looking statements

                              FINANCIAL STATEMENTS

                                  ABALONE, INC.

                                  BALANCE SHEET

                                JANUARY 31, 2006

                             MEILKE & HOLLADAY, LLP

                           CERTIFIED PUBLIC ACCOUNTANT
                           230 PARK AVENUE SUITE 2430
                            NEW YORK, NEW YORK 10169
                            TELEPHONE (212) 808-4180
                            TELECOPIER (212) 808-0436
                      EMAIL: RAN.HOLLADAY@ATTORNEY-CPA.COM

C. RAN(DOLPH) HOLLADAY                               PETER A. MEILKE (1946-1999)

February 3, 2006

Shareholders
Abalone, Inc.
New York, New York

                          INDEPENDENT AUDITOR'S REPORT

     We have audited the accompanying balance sheet of Abalone, Inc., as of January 31, 2006. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statement referred to above presents fairly, in all material respects, the net assets of Abalone, Inc., as of January 31, 2006 in conformity with generally accepted accounting principles.


                                        /s/ Meilke & Holladay, LLP
                                        ----------------------------------------
                                        MEILKE & HOLLADAY, LLP

                                  ABALONE, INC.
                                  BALANCE SHEET
                             AS OF JANUARY 31, 2006

ASSETS:
   Cash                                      $5,000
                                             ------
TOTAL ASSETS:                                         $5,000
                                                      ======
LIABILITIES AND SHAREHOLDERS'S EQUITY

   LIABILITIES:                                   0

   SHAREHOLDER'S EQUITY
      Common Stock                           $  150
      (Par Value of $0.0001, 20,000,000
      shares authorized and 1,500,000
      shares outstanding)

      Additional Paid in Captial              4,850
                                             ------
   TOTAL SHAREHOLDER'S EQUITY                         $5,000
                                                      ------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY            $5,000
                                                      ======

                          NOTES TO FINANCIAL STATEMENTS

                                  ABALONE, INC.

                             AS OF JANUARY 31, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis for Recording Income:

     The Company records income and expenses on the accrual basis, reporting all income when earned and all expenses when incurred.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................    3
INTRODUCTION STATEMENT........................................    5
RISK FACTORS..................................................    5
DILUTION......................................................    9
DETERMINATION OF OFFERING PRICE...............................   10
USE OF PROCEEDS...............................................   10
CAPITALIZATION................................................   11
CERTAIN TRANSACTIONS..........................................   11
BUSINESS......................................................   11
SECURITY AND EXCHANGE COMMISSION'S FINAL RULE REGARDING THE
OFFER AND SALE OF SECURITIES TO CANADIAN TAX-DEFERRED
RETIREMENT SAVINGS ACCOUNTS...................................   13
MANAGEMENT....................................................   13
LITIGATION....................................................   16
PRINCIPAL STOCKHOLDERS........................................   16
DESCRIPTION OF SECURITIES.....................................   16
ISSUANCE......................................................   17
SUBSCRIPTION INFORMATION......................................   18
EXPERTS.......................................................   19
LEGAL MATTERS.................................................   19
LEGAL OPINIONS................................................   19
ADDITIONAL INFORMATION........................................   20
TAXATION......................................................   20
FINANCIAL STATEMENTS..........................................   21

                                1,000,000 SHARES

                                  ABALONE, INC.

                        OFFERING PRICE: $10.00 PER SHARE

                                   PROSPECTUS

                                                                            2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, INSURANCE -

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this action, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of any undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "lines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the Securities being registered hereby, other than underwriting discounts and commission.

Registration Fee                    $ 1,070.00
Printing and Engraving              $ 3,000.00
Accountants' Fees and Expenses      $ 3,500.00
Blue Sky Filing Fees and Expenses   $ 5,000.00
Legal Fees and Expenses             $10,000.00
NASD                                $        0
Underwriter's Expenses              $        0
Transfer Agent's and Registrar's
   Fees and Expenses                $        0
Miscellaneous                       $ 5,000.00
                                    ----------
   TOTAL:                           $27,570.00
                                    ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

          There were no securities sold by registrant within the past three years which were not registered under The Securities Act of 1933.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

               A.   Copy of Specimen Stock Certificate

               B.   Certificate of Incorporation filed January 12, 2006

               C.   By-Laws of Registrant

               D.   Opinion and Consent of Counsel for Registrant

               E.   Consent of Certified Public Accountant

ITEM 28. UNDERTAKINGS

          Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issuer.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York on February 6, 2006.

                                        Abalone, Inc.


                                        /s/ Harry Abrams
                                        ----------------------------------------
                                        Harry Abrams,
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                          Title                        Date
        ---------                          -----                        ----


/s/ Harry Abrams            Chairman of the Board,                February 6, 2006
-------------------------   President, Chief Financial Officer,
Harry Abrams                Treasurer


/s/ William Schmocker       Vice President, Secretary             February 6, 2006
-------------------------
William Schmocker


                                        BY: /s/ Harry Abrams
                                            ------------------------------------
                                            Harry Abrams
                                            Attorney-in-Fact

                                LIST OF CONSENTS

                               CONSENT OF COUNSEL

The consent of Emanuel Baetich, Esq., is contained in his opinion, Exhibit D.

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

The consent of C. Randolph Holladay, C.P.A. appears in Exhibit E.

                                  EXHIBIT INDEX

EXHIBIT                                                  PAGE NUMBER
-------                                                  -----------
A. COPY OF SPECIMEN STOCK CERTIFICATE                        A-1

B. CERTIFICATE OF INCORPORATION FILED JANUARY 12, 2006       B-1

C. BY-LAWS OF REGISTRANT                                     C-1

D. OPINION AND CONSENT OF COUNSEL FOR REGISTRANT             D-1

E. CONSENT OF CERTIFIED PUBLIC ACCOUNTANT                    E-1


                                      II-6